EXHIBIT 10.4

April 27, 1998

HAND DELIVER

Mr. Theodore J. Shoneck
14 Yarmouth Lane
Downingtown, PA 19335


Re: Matters Relating to Appointment as President and President-COO

Dear Ted:

Congratulations on your recent appointment by the Board of Directors of Quad Systems Corporation (the "Company") as the President and President-COO (the "President-COO") of the Company. As you know, you will continue to hold your appointment as the President-COO at the pleasure and in the sole discretion of the Company's Board of Directors. In connection with that appointment, under those circumstances, you and the Company have agreed as follows:

     i. Effective at the open of business on March 31, 1998, for so long as you are the President-COO, the Company shall:

     (i) Pay you the gross amount of $3,269.23 per week ($170,000 annualized for continuing service as the President-COO) (the "Base Salary"), less usual withholding. (The Board of Directors, in its sole discretion, from time to time hereafter may consider increases in the Base Salary.)

     (i)In addition to the Base Salary, while you are the President-COO, you will be eligible to participate in all of the Company's group medical, dental, 401(k), group medical spending program, deferred compensation program and any or all other group insurance programs or other benefits now or hereafter provided by the Company on the same basis as for other employees of the Company (collectively, "Benefits"). Your usual contribution for coverage for the Benefits will be due from you during this period.

     (i)While you are the President-COO, you are an "Executive Employee" as defined in and subject to the Company's Executive Severance Pay Plan effective January 26, 1996 attached hereto (the "Pay Plan"), as the same may hereafter be amended from time to time, and your employment and any "Severance Pay" (as defined in the Pay Plan) is subject to the Pay Plan; provided, however, that to the extent the terms of the Pay Plan conflict with terms of this letter, the terms of this letter shall control over the terms of the Pay Plan.

     (i)In addition to the Base Salary, you may be eligible to receive bonuses (singularly, a "Bonus" and, collectively, "Bonuses"), as determined in the sole discretion of the Compensation Committee of the Board of Directors. The goals to be achieved by you as the President-COO to receive Bonuses, as previously established for you for the Company's fiscal year ending September 1998, shall remain in effect until and unless the Compensation Committee, no earlier than the end of June 1998, may in its sole discretion alter such goals and any related targeted Bonus; however, it is acknowledged that based on current reasonable expectations and standards, a major goal for the President-COO is to identify and consummate arrangements for a strategic partner for the Company's screen printer and/or oven businesses and that it is expected that a significant goal for the President-COO will be to assume a major role in accomplishing such transactions and that therefore it is likely that any such Bonus would be partially dependent on achieving such goals.

     (i)In addition to the Base Salary, you are hereby granted, as of April 27, 1998 (the "Grant Date"), options ("Options") to purchase an aggregate of 40,000 shares of the Company's common stock, par value $.03 per share (the "Common Stock"), which Options have an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the Grant Date, vest in 25% increments on each of the first four anniversaries of the Grant Date, are intended to be "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended, and are otherwise subject to the terms and conditions of the Company's 1993 Stock Incentive Plan, as amended, under which such Options are granted (the "Option Plan").

     (i)In addition to the Base Salary, Options and Bonuses (if any), for so long as you are the President-COO, you will be entitled to all Company paid holidays and vacation time, initially with three weeks vacation and, on the anniversary of your original date of hire as a Company employee, accruing at a rate of three weeks per year, until the fifth anniversary of your original date of hire, after which vacation time will accrue at a rate of four weeks per year.

         2. (a) If a "Change of Control" of the Company occurs while you are the President-COO, notwithstanding any provision in the Pay Plan to the contrary, you shall receive compensation as described below; provided, however, that in any event of any sale of the Company's screen printer or oven businesses or any portions thereof or any other transaction involving only the screen printer or oven business that otherwise would be covered by the definition of "Change of Control" set forth below, any such event shall not be deemed to constitute a Change of Control unless such sale is a sale of substantially all of the assets then held by the Company.

           (b) For purposes of this letter, notwithstanding any contrary definitions in any of the Option Plan, the Pay Plan or the "Conditions" (as defined in Paragraph 3 below), a "Change of Control" shall be deemed to have occurred upon the earliest to occur of any of the following events:

     i. The date of consummation of a sale or other disposition of all or substantially all of the Company's assets, or consummation of any other such transaction or series of transactions, having similar effect; or

     (ii) the latest date on which both the stockholders of the Company (or the Board of Directors if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge, reorganize or consolidate the Company with or into such other constituent corporation and the holders of the voting securities of the Company immediately prior to such approval will not represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the voting power of the surviving entity; or the date on which the stockholders of the Company (or the Board of Directors if stockholder action is not required) have approved a definitive plan of complete liquidation or dissolution of the Company; or

     (iii) more than 50% of the Company's Board of Directors who had been serving on the Company's Board of Directors at the time the Board of Directors approves any transaction of the kind described in clauses (i) and (ii) of the definition of "Change of Control" (individually, a "Change of Control Transaction" and collectively, "Change of Control Transactions") ceases to serve as members of the Company's Board of Directors within three months after such approval has occurred.

If any Change of Control occurs, or your employment is terminated at any time after the date which is thirty (30) calendar days before the date on which the Company's Board of Directors approves a Change of Control Transaction, then you shall be entitled to receive from the Company twelve months of Base Salary and Benefits, with the Base Salary to be paid in full in one lump sum within 30 days after such Change of Control or termination of employment and with Benefits to be paid on a monthly basis for twelve months after such Change of Control or termination of employment, with your usual contribution for coverage for the Benefits due from you during such twelve month period.

                  (c) If your employment as President-COO is terminated by the Company at any time other than after a Change of Control, or after the date which is thirty (30) calendar days before the date on which the Broad of Directors approves a Change of Control Transaction due to action by the Company's Board of Directors for any reason other than "cause" as described in
Section 3.2(b) of the Pay Plan, as amended below, notwithstanding any provision in the Pay Plan to the contrary, you shall receive 36 Weeks of Pay (including Benefits); provided, however, that such amount shall be limited to 24 Weeks of Pay (including Benefits) if at any time during the period in which you are receiving "Severance Pay" as defined in the Pay Plan, you commence other full-time employment. For purposes of this letter, in the definition of "cause" in Section 3.2(b) of the Pay Plan, the words "absenteeism or tardiness, insubordination" are hereby deleted, and after the words "the failure to comply with the Company's rules, policies or procedures, which currently exist or are hereafter adopted," the words "after notice of such failure has been given to the Employee and the Employee has failed to cure such failure within 15 days of such notice" are hereby added.

                  3. When you began employment with the Company, you signed an agreement entitled "Conditions of Employment" in the form attached hereto (the "Conditions"). Notwithstanding the provisions of the Conditions, the non-competition period described in Paragraph 6 of the Conditions shall be limited to six months after the "Termination Date" as defined in the Pay Plan and your obligations to refrain from soliciting the Company's employees, as set forth in Paragraph 7 of the Conditions, shall continue for a period of 18 months after the Termination Date. In all other respects, the Conditions remain in full force and effect, unaffected by this letter.

                  4. This letter, the Pay Plan, the Option Plan and the Conditions together embody the complete understanding and agreement between the parties hereto and supersede any and all prior agreements between the parties, oral or written, express or implied. Nothing contained herein or therein shall be construed so as to constitute any entitlement by you to be the President-COO, receive the Base Salary, any Bonus or obtain any other continuation of employment with the Company for any period of time other than at the continuing pleasure of the Board of Directors in its sole discretion.

                  5. This letter shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. You expressly waive any rule or custom requiring construction against the drafter of the document.

                  6. If any provision of this letter is deemed unlawful or unenforceable by a court of competent jurisdiction, the remaining provisions shall continue in full force and effect.

If  you  agree  that  the  terms  set  forth  above   properly   set  forth  our
understanding, please sign this letter indicating your understanding and agreement.

                                                    QUAD SYSTEMS CORPORATION


                                                 By:________________________
                                                 Vahram V. Erdekian, Director
                                                 and Member of the Compensation
                                                 Committee of the Board


AGREED, UNDERSTOOD AND ACCEPTED
AS OF THE DATE SET FORTH ABOVE:


_________________________(SEAL)
Theodore J. Shoneck

                            CONDITIONS OF EMPLOYMENT

As an inducement to QUAD SYSTEMS THE CORPORATION (the Corporation") to employ or to continue to employ the undersigned, Theodore J. Shoneck (the "Employee"), and in consideration of the employment or continued employment of the Employee by the Corporation and the compensation and other benefits paid or to be paid by the Employee, and in recognition of the importance of confidential information, trade secrets, and inventions in the Corporation's highly competitive industry and to the Corporation's growth, it is understood and agreed as follows:

         1. (a) The Employee acknowledges and agrees that his employment with the Corporation will necessarily involve his understanding of and access to certain trade secrets and confidential information pertaining to the business and affairs of the Corporation and its customers and suppliers, including without limitation, information relating to products, policies, processes, formulas, operational methods, hardware, software, technology, programs, research, data, know-how, inventions, improvements, marketing plans, product plans, strategies, forecasts, customer lists, and technical processes of the Corporation or any customer or supplier of the Corporation, and understands that he will enjoy a special position of trust and confidence with the Corporation. Accordingly, the Employee agrees that, except as required in the ordinary course of performing his duties as an Employee of the Corporation or as authorized in writing by the Corporation, he will keep secret all such trade secrets and confidential information and will not directly or indirectly, either during the term of his employment or at any time thereafter, disclose or disseminate to any unauthorized third party or make use of, for any purpose whatsoever, any trade secret or confidential information of the Corporation or any customer or supplier of the Corporation.

                  (b) The preceding paragraph, however, shall not apply to information (i) which at the time of disclosure was in the public domain, (ii) which at the time of disclosure the Employee proves was already known to him from other sources and capable of being used or disclosed by him, as the case may be, free of any other agreements or restrictions or (iii) which the Employee has received from third parties having the right to disclose such information otherwise than pursuant to his employment by the Corporation.

         2. (a) The Employee further agrees that he will not, on the termination of his employment for any reason, remove or retain, without the express consent of the Board of Directors of the Corporation, any correspondence, figures, specifications, calculations, letters, notes, notebooks, reports, papers, instruments, software, drawings, designs, flow-charts, programs, proposals, blueprints, manuals (including all copies, whether prepared by the Employee or others) or any other document, material, or information of any type or description concerning the Corporation, customers, or products of the Corporation or processes of or used by the Corporation.

                  (b) Title to all such documents, materials, and information disclosed, made available or to which access may otherwise be available to the Employee and all rights therein, including all rights in applicable patents, trademarks and copyrights, shall remain vested in the Corporation, and such documents, materials and information, together with all ideas and concepts contained therein, are understood to be trade secrets of the Corporation subject to paragraph 1 of this Agreement.

                  (c) The Employee agrees that the Corporation may from time to time adopt rules and regulations regarding the manner in which trade secrets and confidential information is treated. In such event, the Employee will comply with all such rules and regulations. The Employee agrees not to publish, without prior written approval of a duly authorized officer of the Corporation, any confidential information or trade secrets, whether or not subject to patent, copyright or other similar protections. The Employee further agrees to take all reasonable steps to prevent any such documents, materials, and information
(including the ideas and concepts contained therein) from being used by or disclosed to persons, firms, or entities who are not authorized to use or receive same.

         3. The Employee will immediately disclose in writing to the Corporation or any persons designated by it and preserve as confidential information (i) any and all inventions, improvements, hardware, software, technology, processes, designs, materials, products, developments, discoveries, and other technical information and know-how, whether or not subject to patent, copyright, trademark, or other statutory protection and whether or not reduced to practice (all of the foregoing being hereinafter referred to as "Inventions) that he may conceive, make, invent, develop, suggest, or reduce to practice during the period of his employment with the Corporation or within one year after the termination of employment and (ii) any and all improvements on such Inventions ("Improvements") conceived, made, invented, developed, reduced to practice, or acquired by him at any time during the term of employment or within one year after the termination of employment (in each such case, whether individually or jointly with any other person or persons and whether in the course of the Employee's employment or otherwise). The Employee agrees that all such Inventions and Improvements which the Corporation in its sole discretion determines to be useful in or in any way related to the actual or contemplated business or research or development of the Corporation or the industries of which the Corporation is or reasonably could be a part of, shall be the sole, exclusive, and absolute property of the Corporation, whether or not patent, trademark, or copyright applications are filed thereon. The Employee will keep and maintain active and current written records of all Inventions and Improvements and of other data and material, in the form of notes, sketches, drawings, reports, documents, and other papers relating thereto, all of which shall be the sole and exclusive property of the Corporation and available to it at all times and shall be surrendered by Employee to the Corporation on request, and Employee will not retain any copies thereof.

         4. The Corporation shall have the right to use and/or apply for patent, trademark, copyright, and other statutory or common law protection for such Inventions and Improvements in any and all countries. The Employee further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce, patent, trademark, copyright, and other statutory or common law protection for such Inventions and Improvements in any and all countries. In this connection, the Employee will, at any time and from time to time, whether during or following his employment with the Corporation, at the Corporation's request and expense but without additional compensation to the Employee, execute any and all papers covering such Inventions and Improvements, as well as any paper which may be considered necessary or helpful by the Corporation:

                  (I) to use and /or apply for (through the attorneys of the Corporation) and attain such patent, trademark, copyright, and other statutory or common law protections therefor, to protect otherwise the Corporation's interest in such Inventions and Improvements and to enforce same; and

                  (ii)  to  assign  and   transfer  all  such   Inventions   and
Improvements to the Corporation or to persons designated by the Corporation.

         5. The Employee shall be entitled, at his own initiative and expense, to apply for and obtain patent, trademark, copyright, and other statutory or common law protection, in any and all countries, for any Inventions or Improvements conceived, made, invented, developed, suggested, or reduced to practice by the Employee if such Invention or Improvement is:

                  (i)  conceived,  made,  invented,  developed,   suggested,  or
reduced to practice by the Employee other than in the course of performing his normal or specially assigned duties for the Corporation;

                  (ii) not conceived, made, invented, developed, suggested, or reduced to practice in whole or in part in conjunction with or otherwise with the help of any other person employed or otherwise engaged by the Corporation;

                  (iii) not conceived, made, invented, developed, suggested, or reduced to practice by the Employee with the use of any material, facility, document, information, or Invention possessed by the Corporation, and which is not generally known to the public; and

                  (iv) not useful in or in any way related to the actual or contemplated business or research or development of the Corporation or the industries of which the Corporation is or reasonably could be a part.

         6. The Employee further agrees that during the period of his employment with the Corporation and for a period of one (1) year following the termination of his employment with the Corporation for any reason whatsoever, he will not, directly or indirectly, under any circumstances whatsoever, own, manage, operate, engage, control, participate, or become interested in the ownership, management, operation, or control of, or be connected in any manner with, whether as individual, partner, stockholder, director, officer, principal, agent, employee, or consultant, or in any other relation or capacity whatsoever, any business, enterprise, or endeavor which provides or contemplates providing to any customer of the Corporation products or services which are the same or similar to or compete with those provided by the Corporation. For purposes hereof, the term "customer" shall mean any person, firm, or the Corporation to whom the Corporation has provided products or services at anytime during the one-(1) year period immediately preceding the date of termination of the Employee's employment with the Corporation.

         7. The Employee further agrees that during his employment with the Corporation and for a period of (1) year thereafter, for any reason whatsoever, he will not directly or indirectly:

                  (I) solicit, raid, entice, or induce any person, firm, or the Corporation which presently is or at any time prior to the termination of his employment shall be a client or customer of the Corporation to become a client or customer of any person, firm, or the Corporation competing with The Corporation;

                  (ii) solicit, raid, entice, or induce any person who presently is or at any time prior to the termination of his employment shall be an employee of The Corporation to become employed by any person, firm, or the Corporation other than The Corporation ; or

                  (iii) approach any such person, firm, the Corporation, or employee for such purpose or authorize or knowingly approve the taking of such actions by any other person.

         8. The Employee has identified on Exhibit A attached hereto a complete list of all inventions or improvements which have been made or conceived or first reduced to practice by the Employee alone or jointly with others prior to his employment by the Corporation and which the Employee desires to exclude from the operation of this Agreement. If there is no such list on Exhibit A, the Employee represents that the Employee has made no such inventions or improvements at the time of signing this Agreement.

         9. By reason of the fact that irreparable harm would be sustained by The Corporation in the event that there is a breach by the Employee of any of the agreements set forth in this Agreement, it is agreed that, in addition to any other rights that The Corporation may have under this Agreement or otherwise, the Corporation shall be entitled to apply to any court of competent jurisdiction and obtain specific performance and/or injunctive relief against the Employee and against any third party in order to enforce or prevent any breach or threatened breach of any of the agreements set forth in this Agreement.

entitled to apply to any court of competent jurisdiction and obtain specific performance and/or injunctive relief against the Employee and against any third party in order to enforce or prevent any breach or threatened breach of any of the agreements set forth in this Agreement.

         10. Nothing contained in this Agreement shall be construed as a contract of employment nor shall anything contained in this Agreement, impose any obligation upon The Corporation to continue the employment of the Employee.

         11. If any provision of this Agreement or any part of any such provision is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement which can be given effect without such invalid, unlawful, or unenforceable provision shall, nevertheless remain in full force and effect. If any obligation herein is held to be too broad to be enforced, it shall be construed to be enforceable to the extent permitted by law.

         12. The Employee agrees that this Agreement Shall continue beyond Employee's employment with the Corporation and shall inure to the benefit of the Corporation and its successors and assigns and shall be binding upon the Employee and his heirs, executors, administrators, and other legal representatives.

         13. the Employee represents and warrants that he is not a party to any agreement, contract, or understanding, whether of employment or otherwise, in conflict with this Agreement or which would in any way restrict or prohibit him from undertaking or performing employment for the Corporation. In this connection, the Employee represents that he has not brought and will not bring with him to the Corporation or use in the performance of his responsibilities at the Corporation any materials or documents of a former employer which are not generally known to the public, unless the Employee has first obtained written authorization from the former employer for their possession and use, which written authorization the Employer will deliver to the Corporation on or before use of such materials or documents. The Employee hereby authorizes the Corporation to make known the terms of this Agreement and the fact of his responsibility under this Agreement to any person or entity, including without limitation customers of the Corporation and the Employee's future employers.

         14. Employee irrevocably consents to the exclusive jurisdiction of the Courts of Common Pleas of Montgomery County, Pennsylvania, and/or the United States District Court for the Eastern District of Pennsylvania in any and all actions arising out of or relating to this Agreement and agrees to service of process by certified mail, postage paid, mailed to the Employee's address set forth in the records of the Corporation.

                  15. This Agreement and the performance of the parties hereunder shall be governed by the laws of Pennsylvania. This Agreement may not be modified, waived, abandoned, or otherwise terminated, in whole or in part, except in writing signed by a duly authorized officer of The Corporation. This Agreement constitutes the entire agreement between the parties with respects to the subject matter hereof, and supersedes any and all earlier employee agreements relating to Inventions and/or Improvements, without extinguishing or diminishing in any manner rights heretofore acquired by The Corporation thereunder.



/s/ Theodore J. Shoneck
(Signature of Employee)


Theodore J. Shoneck
(Name of Employee)


14 Yarmonth Ln
(Address)
Downingtown, PA 19335

15 December 1997
Date:

                            CONDITIONS OF EMPLOYMENT

                                    EXHIBIT A


List of Inventions or Improvements



-----------------------------------------------------------------------


-----------------------------------------------------------------------


-----------------------------------------------------------------------


-----------------------------------------------------------------------


-----------------------------------------------------------------------


-----------------------------------------------------------------------


-----------------------------------------------------------------------